UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 20, 2008
(Date of earliest event reported)

FREESTAR TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-28749	88-0446457
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

31 Mespil Road, Ballsbridge, Dublin 4, Ireland
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number:  353 1 6185060

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.03         Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

FreeStar Technology Corporation (the “Company”) filed an amendment to its Articles of Incorporation with the Secretary of State of Nevada to change the Company’s name to “Rahaxi, Inc.”, as well as to implement a 1-for-3 reverse stock split of its common stock.  The amendment was approved by holders of a majority of the outstanding shares of the Company through a Proxy Statement (written consent solicitation) that was previously mailed to stockholders and filed with the Securities and Exchange Commission.

The amendment to the Company’s Articles of Incorporation to implement the reverse stock split and name change will become effective prior to the open of the markets on Friday, November 21, 2008.

At that time, each three (3) outstanding shares of common stock of the Company will be combined into and become one (1) outstanding share of common stock of the Company.  No fractional shares will be issued in connection with the reverse stock split, all fractional shares that would have resulted from the reverse split shall be rounded up to the next whole share.

Item 9.01.        Financial Statements and Exhibits.

Exhibit No.      Description of Exhibit

3.1                     Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESTAR TECHNOLOGY CORPORATION

Date: November 20, 2008	By:	/s/ Paul Egan
Paul Egan
President